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                                            Exhibit 10(iii)A
                      SECOND AMENDMENT
                             TO
            EXECUTIVES' DEFERRED COMPENSATION PLAN


     WHEREAS, National Service Industries, Inc. ("NSI")

established the Executives' Deferred Compensation Plan

("Plan"), on August 24, 1981, to assist key employees in

accumulating capital and supplementing their retirement

income; and

     WHEREAS, the Board of Directors of NSI now desires to

amend the Plan in the manner hereinafter provided;

                             1.

     Section 6.03 of the Plan is hereby amended by adding

the following to the end of the present section:

     "A Participant retiring on or after age 55 may elect at

     least one (1) year prior to the date of his retirement

     to make the deferral election in this section with

     respect to all Class Year Accounts which have not yet

     become distributable because five (5) full Fiscal Years

     have not elapsed."

                             2.

     Article VI of the Plan is hereby amended by adding the

following new Section 6.04:

     "6.04  Hardship.  A Participant who is suffering an

     unforeseen and severe financial hardship as a result of

     (i) an illness or accident of the Participant or his

     immediate family, (ii) loss of Participant's property

     due to casualty, or (iii) for such other reasons as the

     Committee may establish, may file a written request

     with the Committee for distribution of all or a portion

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Page 13                                     Exhibit 10(iii)A

     of the amount credited to his Account.  The Committee

     shall have the sole discretion to determine whether to

     grant a Participant's hardship request and the amount

     to distribute to the Participant.  The Committee shall

     have authority in connection with such hardship

     request to accelerate the payment of any Class Year

     Accounts which have been deferred pursuant to Section

     6.03."

                             3.

     Section 8.04 of the Plan is hereby amended by deleting

the first sentence of the present provision and substituting the following in lieu thereof:

          "The Committee shall have the exclusive

     discretionary authority to construe and to interpret

     the Plan, to decide all questions of eligibility for

     benefits and to determine the amount of such benefits,

     and its decisions on such matters shall be final and

     conclusive on all parties."

                             4.

     This Amendment No. 2 to the Plan shall be effective as

of September 1, 1994.  Except as hereby amended, the Plan

shall remain in full force and effect.

     IN WITNESS WHEREOF, NSI has caused this amendment to be

executed by its duly authorized officers this 29th day of

December, 1994.

                           NATIONAL SERVICE INDUSTRIES, INC.


ATTEST: /s/ Kenyon W. Murphy         By: /s/ D. Raymond Riddle